Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-233510) and Form F-3 (Nos. 333-236030, 333-235368, 333-235367 and 333-233724) of Safe-T Group Ltd. of our report dated March 31, 2020 relating to the financial statements, which appears in this Form 20-F.

Tel Aviv, Israel	/s/ Kesselman & Kesselman
March 31, 2020	Certified Public Accountants (Isr.)

A member firm of PricewaterhouseCoopers International Limited